EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No.’s 333-106276, 333-116602, 333-48726, 333-96623, 333-65964, 333-127299, 333-136408, 333-141383, 333-158541, 333-172230, 333-173802, 333-194426 and 333-196118) pertaining to the Support.com, Inc. Amended and Restated 1998 Stock Option Plan, the Support.com, Inc. 2000 Omnibus Equity Incentive Plan, the Support.com, Inc. 2010 Equity and Performance Incentive Plan (as Amended and Restated), the Support.com, Inc. 2011 Employee Stock Purchase Plan and the Support.com, Inc. 2014 Inducement Award Plan of our reports dated March 6, 2015, and relating to the consolidated financial statements and the effectiveness of Support.com, Inc.'s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

San Jose, California
March 6, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.’s 333-106276, 333-116602, 333-48726, 333-96623, 333-65964, 333-127299, 333-136408, 333-141383, 333-158541, 333-172230, 333-173802, 333-194426 and 333-196118) pertaining to the Support.com, Inc. Amended and Restated 1998 Stock Option Plan, the Support.com, Inc. 2000 Omnibus Equity Incentive Plan, the Support.com, Inc. 2010 Equity and Performance Incentive Plan (as Amended and Restated) and the Support.com, Inc. 2011 Employee Stock Purchase Plan and the Support.com, Inc. 2014 Inducement Award Plan of our report dated March 7, 2014, with respect to the consolidated financial statements of Support.com, Inc. as of December 31, 2013 and for each of the two years in the period ended December 31, 2013,  included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

San Francisco, California
March 6, 2015